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MICHAELS STORES ANNOUNCES NEW INITIATIVES TO FURTHER
ENHANCE ACCOUNTABILITY TO SHAREHOLDERS

Company Plans to Add Two New Independent Directors; Creates Corporate
Governance and Nominating Committee; Disbands Executive Committee; Proposes
Elimination of Staggered Board

Shareholder Responsiveness Underscored by Pay-For-Performance Policies,
Lack of Poison Pill, Active Board Fully Independent of CEO and
Track Record of Delivering Superior Returns

Charles Wyly Assumes Role of Chairman;
Sam Wyly Steps Down to Increase Focus on Ranger Capital

IRVING, Texas, July 27, 2001—Michaels Stores, Inc., (Nasdaq: MIKE) today announced a number of new corporate governance initiatives designed to further enhance accountability to shareholders, which the Company views as central to its ability to continue generating strong growth and delivering superior value.

The new Michaels Stores governance initiatives include:

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  A plan to expand its Board of Directors to seven members, including two new independent directors. The search for the new directors will begin after Michaels' annual meeting on October 5, 2001. With this expansion of the Board, five of the seven Michaels directors will be independent of the family of Charles J. Wyly, Jr. and Sam Wyly, currently Chairman and Vice Chairman of the Board of Michaels Stores. All seven directors will be independent of the CEO, Michael Rouleau, who is not on the Board.

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  Creating a new Corporate Governance and Nominating Committee, whose duties include developing corporate governance guidelines for Michaels Stores. This committee, chaired by independent Board member Richard E. Hanlon, is also responsible for considering and making recommendations to the Board regarding nominees for election to the Board.

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  Disbanding the Board's Executive Committee, which will result in key corporate issues being reviewed by the full Board.

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  Eliminating, subject to shareholder approval, staggered election of Board members in favor of a Board that will stand for re-election all at once beginning in 2002.

The initiatives announced today further the transformation of Michaels Stores into a model of corporate governance consistent with best practices as articulated by the Council of Institutional Investors, California Public Employees' Retirement System (CalPERS) and Teachers Insurance and Annuity Association-College Retirement Equities Fund (TIAA-CREF).

In addition to these measures, Michaels' commitment to shareholder accountability is underscored by:

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  Pay-for-performance policies. Executive compensation at Michaels Stores is tied to profit targets under Generally Accepted Accounting Principles (GAAP) and share price appreciation.

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  No repricing of stock options. The Board set a policy in 1998 that stock options for Board members and executive officers cannot be repriced without shareholder approval.

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  No poison pill. Michaels Stores has never had any poison pill provision in its corporate by-laws to deter a change of control. Poison pills make a company's shares much less attractive to a potential bidder by, in general, making a large number of additional shares available to existing stockholders.

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  Active Board fully independent of the CEO. Michaels Stores Chief Executive Officer Michael Rouleau, recruited by the Board in 1996 after serving as Executive Vice President of Store Operations at Lowe's Companies, Inc., reports to but does not serve on the Board. This ensures that the Board can objectively evaluate the CEO's efforts and provide candid guidance.

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  Track record of superior returns. Over the past five years through June 30, 2001, Michaels has delivered a 141% return to shareholders, far exceeding the 88% achieved by its peers in the Dow Jones Index of Specialty Retailers.

In addition to the new governance initiatives announced today, Michaels Stores said that Charles Wyly has assumed the role of Chairman of the Board. He replaces Sam Wyly, who has stepped down as Chairman to devote more time to his efforts on behalf of Ranger Capital Group, a family of hedge funds that through its Ranger Governance, Ltd. unit has offered shareholders of Computer Associates International, Inc. the choice of a new Board on August 29, 2001. Sam Wyly retains his seat on the Board of Michaels Stores and has become Vice Chairman.

Charles Wyly said: "Good corporate governance and good performance go hand-in-hand, and the steps we're announcing today underscore Michaels' commitment to both. We respect the rights of shareholders to vote on our performance as Directors each year and will not have any arbitrary impediments—such as a poison pill or staggered Board—to changing stewardship of the Company if warranted. With world-class management led by Michael Rouleau and an active Board, Michaels Stores has delivered far greater returns to shareholders than our peer group, and we are well positioned for continued growth. We believe the initiatives we are announcing today will promote continued, exceptional performance in the years to come."

Sam Wyly said: "We've come a long way as a Company by listening to good governance experts and taking bold action to implement best practices. We're proud of having grown Michaels from a seven-store, family-owned retail chain to become the preeminent national arts and crafts retailer and world's largest custom framer, but we recognize this does not guarantee us control forever. We know we need to perform well year in and year out to earn our owners' trust, and we're not afraid to be judged by their majority will."

Independent Board, Professional Management

With the addition of two new independent directors, Michaels Stores' Board will have seven members, including five independent of the Wyly family. All Michaels Stores Board members are also stockholders of the Company. Current members of the Board are:

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  Charles Wyly, incoming Chairman—Former President of University Computing Company; co-founder and former Vice Chairman of Sterling Software, Inc.; and co-founder and former Chairman of Earth Resources Company.

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  Sam Wyly, incoming Vice Chairman—Founder of University Computing Company; founder and former Chairman of Sterling Software, Inc.; co-founder of Sterling Commerce; founding partner of Maverick Capital, Ltd.; founder and manager of Ranger Capital Group.

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  Richard C. Marcus—Former Chairman and Chief Executive Officer of Neiman Marcus; Senior Advisor to Peter J. Solomon Co.; and current Board member of Zale Corporation, Lands' End, and Waterworks.

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  Richard Hanlon—Senior Vice President of Investor Relations for AOL Time Warner Inc.; and former Vice President—Corporate Communications and Secretary of LEGENT Corporation.

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  Elizabeth A. VanStory—Independent management consultant; former President of iMotors.com and former Vice President of OfficeDepot.com.

Richard Marcus said: "It has been a pleasure serving on the Michaels Stores Board and helping guide this Company to the industry-leading position it has today. With Sam Wyly as Chairman, this Company has undergone a major transformation and in the process, has greatly rewarded its shareholders. With Charles at the helm and two new independent directors joining the Board, I am confident Michaels will build on these achievements."

The operating success and strong performance of Michaels Stores is not only attributable to its involved and independent Board, but also to a strong senior management team led by Mr. Rouleau, who was hired by the Board in April 1996 to bring professional retailing expertise and experience to Michaels Stores.

Mr. Rouleau has spent four decades in retailing, and was one of the original 23 employees of the Target chain, which was founded the same year as Kmart and Wal-Mart. Under Mr. Rouleau's leadership, Michaels Stores invested heavily in systems and distribution infrastructure to put Michaels on a competitive footing with the nation's leading retailers. Since 1996, Michaels Stores sales have grown from $1.38 billion to $2.25 billion in 2000. Today, Michaels Stores is larger than its next four competitors combined.

Importantly, Mr. Rouleau has never served on the Board of Directors. The Company believes this allows the Board of Directors to operate more independently and, therefore, be more responsive to shareholders.

Mr. Rouleau said: "I'm very excited about the steps the Company is announcing today, which should help us continue aggressively growing Michaels Stores, as we have over the past five years. From my perspective, a Board that is even more closely aligned with shareholders can provide even more valuable guidance to our efforts on an operating level. For five years, this has worked beautifully for me and for the management team, as I have told institutional investors repeatedly."

Mr. Rouleau continued: "With Board support, we have created a truly world-class specialty retailer and continuously grown revenues, average store sales and operating margins. Today, we are the leading company in the crafts retailing sector. Together with our Board, we look forward to continued growth and further creation of shareholder value."

Industry-Leading Performance

Michaels Stores is the leader in the arts and crafts retailing sector. The Company went public in 1984 under the leadership of Sam and Charles Wyly with just 10 company-owned stores, and has continued to expand to a total of 786 stores today. Since the Wylys and the Board brought in Mr. Rouleau to transform Michaels Stores into a world-class retailer, the Company has set the mark for others in the arts and crafts retailing industry. With sales growing at a compound annual rate of 13% and operating margins of 6.6%, Michaels has developed substantial operating momentum.

This growth has included a significant investment in systems, distribution and human resources infrastructure at both its Michaels and Aaron Brothers stores and has continued as the Company is implementing best retailing practices throughout its operations. Today, Michaels Stores is considered the leader in the use of retailing technology and modern inventory management systems in the highly fragmented arts and crafts retailing industry.

Shareholder returns have been strong since Michaels Stores' IPO in 1984. For the 10-year period through June 30, 2001, a $100 investment in Michaels Stores has grown to $505, while $100 invested in the S&P 500 Index has grown to just $408.

About Michaels Stores

Michaels Stores, Inc. (http://www.michaels.com) is the world's largest retailer of arts, crafts, framing, floral, decorative wall decor and seasonal merchandise for the hobbyist and do-it-yourself home decorator. The Company owns and operates 657 Michaels stores in 48 states, Canada, and Puerto Rico, 128 Aaron Brothers stores, located primarily on the West Coast, and 1 wholesale operation located in Dallas, Texas.

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MICHAELS STORES ANNOUNCES NEW INITIATIVES TO FURTHER ENHANCE ACCOUNTABILITY TO SHAREHOLDERS